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                                                                     Exhibit 1.1

                                         Draft of February 1, 2000



                            _______________ Shares



                            AsiaInfo Holdings, Inc.


                   Common Stock of par value $0.01 per share



                            UNDERWRITING AGREEMENT



__________, 2000
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                                                 _____________, 2000



Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

          AsiaInfo Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") _______________ shares of its common stock of par value $0.01 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional ______________ shares of its common stock of $0.01 per share (the "Additional Shares") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of the common stock of par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred
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to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) (i) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its

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     subsidiaries, taken as a whole, (ii) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, (iii) each of AsiaInfo Technologies (China) Co., Ltd. ("AsiaInfo Beijing") and Zhejiang AsiaInfo Telecommunication Technology Co., Ltd. ("AsiaInfo Zhejiang") is a wholly owned subsidiary incorporated in the People's Republic of China and is duly formed and validly existing and not in default of any registration, filing or licensing requirements under the Chinese law. Each of such subsidiaries has passed the joint annual inspection conducted by the relevant authorities in China in 1999 for the year of 1998. The Company does not believe, and has no reason to believe, that each of such subsidiaries will not pass the joint annual inspection in 2000 for the year of 1999. None of the businesses, activities, agreements or commitments of these subsidiaries, current or past, is or has been unauthorized or exceeds the business scope of their respective business licenses except to the extent failure to be so authorized or to operate within the business scope of their respective business licenses would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, the issuance of such Shares will not be subject to any preemptive or similar rights and will conform in all material respects to the description of the Shares contained in the Prospectus.

          (i) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the People's Republic of China or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance and sale of Shares by the Company to the Underwriters in accordance with this Agreement, (ii) the delivery of the Shares to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement or (iii) the resale and delivery by the Underwriters of the Shares to the initial purchasers thereof as contemplated in the Prospectus.

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          (j)  Except as described in the Part II of the Registration Statement, the Company has not sold or issued any shares of the Common Stock during the six-month period preceding the date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (including any law or regulation of the People's Republic of China) or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. No consent, approval, authorization or order of, or qualification with, any foreign governmental body or agency including those of the government of the People's Republic of China is required for the performance by the Company of its obligations under this Agreement.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The industry, statistical and market-related data included in the Prospectus and the Registration Statement, as of its date, to the best knowledge of

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     the Company, are true and accurate in all material respects and are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

          (p) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among any of the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Company or its subsidiaries on the other hand, that is required by the Securities Act and rules and regulations thereunder to be described in the Prospectus.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (s) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations of the jurisdiction in which they operate (including the People's Republic of China) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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          (u)  There are no contracts, agreements or understandings between the
     Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except such as are subject to a lock-up agreement substantially in the form of Exhibit A hereto entered into by such person with the Underwriters.

          (v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company and its subsidiaries in conformity with generally accepted accounting principles in the United States, and to maintain asset accountability,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries were or will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem has had or will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (x) As at the date hereof, no Year 2000 Problem has occurred that has had or could reasonably be expected to have a material adverse effect on the condition,

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     financial or otherwise, or on the earnings, business or operations of the
     Company and its subsidiaries, taken as a whole, or any material loss or interference with the business or operations of the Company and its subsidiaries, taken as whole; nothing has come to the attention of the Company or any of its subsidiaries that any of the suppliers, vendors, customers or other material third parties has experienced any Year 2000 Problem that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (z) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with or reasonably necessary to conduct the business now operated by them, and none of the foregoing intellectual property rights of the Company or its subsidiaries breaches or is in conflict with asserted rights of others; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

          (aa) The Company and its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

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          (ab)  Neither the Company nor any of its subsidiaries or any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company or any of its subsidiaries has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person.

          (ac) The balance sheets, statements of income, of retained earnings and of cash flows and the related notes thereto of the Company included in the Registration Statement present fairly the financial position of the Company on a consolidated basis as of the dates indicated and the results of operations, retained earnings and cash flows for the periods specified,
     (i) such financial statements have been prepared in accordance with generally accepted accounting principles in the United States and (ii) Deloitte Touche Tohmatsu, who certified the audited financial statements of the Company included in the Registration Statement, are independent auditors with respect to the Company under the Securities Act and the applicable published rules and regulations of the Commission thereunder.

          (ad) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal hardware and software suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (ae) The Company has disclosed to the Underwriters copies of (i) all minutes and agenda of the Company and each of its subsidiaries' Board of Directors meetings for the last five years and (ii) all existing minutes and agenda of stockholders' meetings of the Company for the last five years.

          (af) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (ag) The Directed Share Program, when instituted and administered in accordance with its terms, including the distribution of the Prospectus and any preliminary prospectus to Participants and all communications and dealings by the Company, its officers, directors, employees and affiliates and any person acting on its or their behalf in connection with the Directed Share Program, do not and will not contravene applicable laws and regulations of the People's Republic of China. No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the People's Republic of China, other than those obtained, is required in connection with the offering or sale of the Directed Shares pursuant to the Directed Share Program.

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          (ah)  Neither the Company nor any of its officers, directors, employees or affiliates or any person acting on its or their behalf has (i) offered or sold, or caused Morgan Stanley to offer or sell, Shares to any person who is not qualified to purchase such Shares pursuant to the Directed Share Program under the laws and regulations of the People's Republic of China or (ii) otherwise engaged in any other action in connection with the Directed Share Program that could reasonably be construed to be in contravention of the laws or regulations of the People's Republic of China.

          (ai) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not (and will not publicly announce any intention to), during the period beginning on the date hereof and ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or

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     contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the conversion of outstanding preferred stock into shares of Common Stock as part of the closing of this offering, or (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing prior to the date hereof provided that the Company has determined in good faith, and, to the Company's knowledge, after due inquiry, that the person to whom such shares are issued, will not offer, sell, contract to sell or otherwise dispose of such shares in contravention of any lock-up agreement between such person and the Underwriters.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on [           ], 2000, or at
such other time on the same or such other date, not later than [       ], 2000
as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other
date, in any event not later than [             ], 2000 as shall be designated
in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall

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request in writing not later than one full business day prior to the Closing
Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

               (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Clifford Chance Rogers & Wells LLP, special United States counsel for the Company, dated the Closing Date, to the effect that:

            (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

            (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

            (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights;

            (v) this Agreement has been duly authorized, executed and delivered by the Company;

            (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

            (vii) the statements (A) in the Prospectus under the captions "Management - Stock Incentive Plans", "Taxation - United States Federal Income Taxation," "Description of Capital Stock", "Shares Eligible for Future Sale", and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

            (viii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

            (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (x) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Haiwen & Partners, Chinese counsel for the Company, dated the Closing Date, to the effect that:

                 (i) Each of AsiaInfo Beijing and AsiaInfo Zhejiang is duly formed and validly existing and not in default of any registration, filing or licensing requirements under the Chinese law. Each of such subsidiaries has passed the joint annual inspection conducted by the relevant authorities in China in 1999 for the year of 1998. None of the businesses, activities, agreements or commitments of these subsidiaries, current or past, is or has been unauthorized or exceeds the business scope of their respective business licenses.

                 (ii) all of the issued shares of capital stock of each of AsiaInfo Beijing and AsiaInfo Zhejiang have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                 (iii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the government of the People's Republic of China is required for the performance by the Company of its obligations under this Agreement. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the People's Republic of China or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and sale of Shares by the Company to the Underwriters in accordance with this Agreement, (B) the delivery of the Shares to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement or (C) the resale and delivery by the Underwriters of the Shares to the initial purchasers thereof as contemplated in the Prospectus.

                 (iv) after due inquiry, such counsel does not know of any Chinese legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene or result in a breach or violation of any provision of applicable laws and regulations of the People's Republic of China or the certificate of incorporation, by-laws or other governing documents of each of AsiaInfo Beijing and AsiaInfo Zhejiang, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon AsiaInfo Beijing or AsiaInfo Zhejiang that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court of the People's Republic of China having jurisdiction over the Company or any subsidiary;

               (vi) Each of AsiaInfo Beijing and AsiaInfo Zhejiang is duly licensed or authorized in the People's Republic of China to conduct its business as currently conducted or as described in the Prospectus, or is subject to no material liability or disability by reason of the failure to be so licensed or authorized in the People's Republic of China; and to the best of such counsel's knowledge, none of AsiaInfo Beijing or AsiaInfo Zhejiang has received any notification from any governmental body, agency or court in the People's Republic of China to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such authorities is needed to be obtained by any of AsiaInfo Beijing or AsiaInfo Zhejiang;

               (vii) the statements in the Prospectus under the captions "Risk Factors--Laws and regulations applicable to the Internet in China remain unsettled and could have a material adverse effect on Internet's growth and thereby have material adverse effect on our business". "- We extend warranties to our network solutions customers that expose us to potential liabilities", "- Our proprietary rights may be inadequately protected and there is a risk of weak law enforcement", "- Investors may not be able to enforce judgments by United States courts against us", "- Political and economic policies of the Chinese government could affect our business", "-
          Uncertainties with respect to the Chinese legal system could adversely affect us", "Business - Industry Background", "- Government Regulation" and "- Intellectual Property" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, to the extent, and only to the extent, governed by the laws of the People's Republic of China, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

               (viii) Such counsel is of the opinion that (A) the Directed Share Program, when instituted and administered in accordance with its terms, including the distribution of the prospectus and any preliminary prospectus to Participants and all communications and dealings by the Company, its officers, directors, employees and affiliates and any person acting on its or their behalf in connection with the Directed Share Program, do not and will not contravene the applicable laws and regulations of the People's Republic of China, (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency in the People's Republic of China, other than those obtained, is required in connection with the offering of the Directed Shares pursuant to the Directed Share Program, and (C) after due inquiry and to the best of such counsel's knowledge, neither the Company nor any of its officers, directors, employees or affiliates or any person acting on its or their behalf has (i) offered or sold, or caused Morgan Stanley to offer or sell, Shares to any person who is not qualified to purchase such Shares pursuant to the Directed Share Program under the laws and regulations of the People's Republic of China; or (ii) otherwise engaged in any other action in connection with the Direct Share Program that could reasonably be construed to be in contravention of the laws or regulations of the People's Republic of China.

          (e) The Underwriters shall have received on the Closing Date an opinion of Milbank Tweed Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v), 5(c)(vii) (but only as to the statements in the Prospectus under the captions "Underwriters" and "Description of Capital Stock") and 5(c)(x) above.

          (f) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Office, Chinese counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(d)(iii), 5(d)(iv), 5(d)(v), 5(d)(vi), 5(d)(vii), and 5(d)(viii)
     above.

          With respect to Section 5(c)(x) above, Clifford Chance Rogers & Wells, LLP, Haiwen & Partners, Milbank Tweed Hadley & McCloy, LLP, and Commerce & Finance Law Office may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion Clifford Chance Rogers & Wells, LLP described in Section 5(c) above and Haiwen & Partners described in Section 5(d) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The lock-up agreements between you and certain stockholders, option holders, officers, directors and employees of the Company relating to sales and certain other dispositions of shares of Common Stock or options to purchase shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (i) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares including, but not limited to, updated comfort letter and legal opinions, as provided for in Section 5(g), Sections 5(c), 5(d), 5(e) and 5(f), respectively, each dated the Option Closing Date.

          (j) The Underwriters shall have received reimbursement of expenses of counsel to the Underwriters as provided in 6(f), which may be deducted from the proceeds of the Offering paid on the Closing Date.

          (k) No order or notice, oral or written, from any governmental or regulatory authority of the People's Republic of China has been received by the Company to the effect that the offering contemplated by this Agreement, if consummated, will contravene applicable laws or regulations of the People's Republic of China.

          (l) The Nasdaq Stock Market's National Market shall have approved the Shares for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.


     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [March 31], 2001 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all fees and expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees, disbursements and expenses of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, the cost of any aircraft chartered in connection with the road show, and other reasonable fees and expenses incurred by the Underwriters on behalf of the Company, (ix) all fees, disbursements and expenses of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (x) fees, disbursements and expenses incurred by counsel to the Underwriters in relation to purchases of shares by financial or strategic investors in connection with the Offering, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          (g) To place stop transfer orders on any Shares (including Directed Shares) subject to restrictions on sale, transfer, assignment, pledge or hypothecation in accordance with lock-up agreements entered into between each holder of such shares and the Underwriters.

          (h) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if